Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Contact

Pam Erickson

E*TRADE FINANCIAL Corporation

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Adam Townsend

E*TRADE FINANCIAL Corporation

703-236-8719

adam.townsend@etrade.com

E*TRADE FINANCIAL TO ACQUIRE HARRISdirect for $700 MILLION CASH;

HIGHLY ACCRETIVE TRANSACTION ACCELERATES

COMPANY’S STRATEGIC GOALS

New York, August 8, 2005 – E*TRADE FINANCIAL Corporation (NYSE: ET) today announced it will acquire the US-based online brokerage operations of Harrisdirect from BMO Financial Group (TSX, NYSE: BMO) for $700 million in cash. The transaction is expected to deliver pre-tax operating synergies of approximately $186 million, which will be comprised of $114 million in expense synergies and $72 million in revenue synergies. After completing integration, on a full-year run rate basis, the deal is expected to generate $0.17 earnings per share in accretion. The Company expects to achieve full-year run rate synergies nine months after close.

“With the acquisition of Harrisdirect, we take a strategic step in further evolving our franchise. We accelerate our growth goals by extending our asset gathering strategy and fully leveraging customer cash, order flow and borrowing relationships across our integrated platform,” said Mitchell H. Caplan, Chief Executive Officer, E*TRADE FINANCIAL. “We will continue to actively pursue opportunities that enable us to further build out our distinct business model.”

With the integration of approximately 430,000 active high-value customer accounts, with an average account balance of over $70,000, E*TRADE FINANCIAL will gain $32 billion in assets, $5 billion in cash, $1 billion in margin debt balances and approximately 15,000 trades per day — all of which can be uniquely monetized by the retail and institutional components of E*TRADE FINANCIAL’s integrated business model. In addition, E*TRADE has obtained marketing rights to over 300,000 additional customer accounts.

Upon the deal closing, E*TRADE FINANCIAL will have:

•	Approximately 130,000 daily average revenue trades (DARTs);

•	Over 4 million customer accounts;

•	Approximately $130 billion in customer assets;

•	Total customer cash and deposits of $24 billion;

•	Over $3.2 billion in average margin debt.

“We look forward to integrating the best solutions from each company to deliver highly competitive, value-added products and services to our customers,” said R. Jarrett Lilien, President and Chief Operating Officer, E*TRADE FINANCIAL. “The addition of Harrisdirect’s world-class customer service skills will strengthen our competitive position in the marketplace.”

“Harrisdirect clients have benefited from innovative solutions and award-winning customer service that has distinguished the Harrisdirect brand. Under the E*TRADE FINANCIAL banner, they will benefit from an expanded breadth of product capabilities and product enhancements that E*TRADE will provide, given its significant scale and market presence,” said Tony Comper, President and Chief Executive Officer, BMO Financial Group.

E*TRADE FINANCIAL’s acquisition of Harrisdirect strengthens the franchise, increases its customer base in the serious investor segment and expands its opportunity to leverage a larger customer base across investing, cash and credit solutions.

Investor Conference Call/Webcast

E*TRADE FINANCIAL will host a conference call for shareholders and analysts this morning, August 8, 2005, at 8:30 a.m. EDT to discuss the announcement. The conference call will be available to domestic participants by dialing 1-877-434-1281 and 1-706-679-3933 for international participants. A live audio webcast of this conference call will also be accessible at https://investor.etrade.com/investors.cfm.

The call will be available by replay for two weeks from August 8-22. The domestic dial-in number is 1-800-642-1687 and the international dial-in number is 706-645-9291. The Conference ID for both is 8493186#.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provide financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member NASD/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

About BMO Financial Group

Established in 1817 as Bank of Montreal, BMO Financial Group is a highly diversified North American financial services organization. With total assets of $294 billion as at January 31, 2005, and more than 33,000 employees, BMO provides a broad range of retail banking, wealth management and investment banking products and solutions. BMO Financial Group serves clients across Canada through its Canadian retail arm BMO Bank of Montreal and through BMO Nesbitt Burns, one of Canada’s leading full-service investment firms. In the United States, BMO serves clients through Chicago-based Harris, an integrated financial services organization that provides more than 1.5 million personal, business, corporate and institutional clients with banking, lending, investing, financial planning, trust administration, portfolio management, family office and wealth transfer services.

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Important Notices

E*TRADE FINANCIAL and the E*TRADE FINANCIAL logo are registered trademarks or trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE Group, Inc. or E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2005 E*TRADE FINANCIAL Corporation